UNITED STATES

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 12b-25

                    NOTIFICATION OF LATE FILING

                             FORM 10-K




For the Peroid Ended
December 31, 1998                        Commission File Number:  0-9519

                     Regent Technologies, Inc.
        (Exact name of registrant as specified in its charter.)

               Colorado                     84-0807913
     (State or other jurisdiction of    (I.R.S. Employer
      incorporation or organization)     Identification No.)

Nothing is this form shall be construed to imply that the Commission has verified any information contained herein.


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                                  PART I

      Regent Technologies, Inc.
      16405 Addison Road, Suite 150
      Dallas, Texas 75248

                                 PART II

     The Form 10-K will be filed on or before the fifteenth calendar day following the prescribed due date of March 31, 1998.

                                PART III

     The Registrant has moved offices from 2929 Elm Street to 16405 Addison Road, Suite 150, Dallas and has been delayed due to the relocation process.

                                 PART IV

     Name and telephone number of person to contact in regard to this notification.

                David A. Nelson               972 732 9585







                           REGENT TECHNOLOGIES, INC.
                 (Name of Registrant as specified in charter)


Date:  March 30, 1998           By:  David A. Nelson
                                     -----------------
                                     David A. Nelson, President


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